UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2023

DYNATRACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39010	47-2386428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116		02451
Waltham	MA
(Address of principal executive offices)		(Zip Code)
(781) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2023, based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Dynatrace, Inc. (the “Company”), in connection with new Securities and Exchange Commission rules and changes to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (“DGCL”), and a periodic review of corporate governance matters, the Board adopted and approved the Company’s Second Amended and Restated Bylaws (the “Second A&R Bylaws”), effective immediately.

The Second A&R Bylaws, among other things:

•Clarify that the Board may determine that a meeting of stockholders may be conducted solely by means of remote communication (i.e., a virtual meeting). (Article I, Section 1)
•Address matters relating to Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”), including requiring: (a) the stockholder’s nomination notice to include a representation that it intends to solicit proxies from stockholders representing at least 67% of the voting power of shares entitled to vote on the election of directors; (b) the stockholder to comply with the Universal Proxy Rules and provide reasonable evidence thereof prior to the stockholder meeting; and (c) the stockholder to use a proxy card color other than white, which is reserved for the exclusive use of the Board. (Article I, Sections 2 and 6)
•Enhance the informational and procedural requirements in connection with stockholder proposals and stockholder director nominations, including: (a) requiring additional information about the stockholder making the director nomination or proposal; (b) requiring additional information about the stockholder proposed business and/or director nominee; and (c) providing that the number of nominees a stockholder may nominate for election at the annual meeting of the stockholders may not exceed the number of directors to be elected at such annual meeting. (Article I, Section 2)
•Modify the provisions relating to adjournment procedures and availability of lists of stockholders entitled to vote at stockholder meetings, in each case, to reflect recent amendments to the DGCL. (Article I, Sections 4 and 8)
•Provide that any proxies received for disqualified or withdrawn Board nominees will be treated as abstentions. (Article I, Section 6)
•Clarify the powers of the chair of a stockholder meeting, including to prescribe rules, regulations and procedures for the conduct of the meeting. (Article I, Section 9)
•Modify the federal forum provision to designate the federal district courts (as opposed to just the U.S. District Court for the District of Massachusetts, as was previously reflected) as the exclusive forum for matters arising under the Securities Act of 1933, as amended. (Article VI, Section 8)
•Make various other updates, including ministerial and conforming changes, and changes to clarify the Company’s ability to conduct business by means of remote communication.
The foregoing description of the updated provisions in the Second A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R Bylaws, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Dynatrace, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2023	Dynatrace, Inc.

	By:	/s/ Nicole Fitzpatrick
Name: Nicole Fitzpatrick
Title: Senior Vice President, General Counsel & Secretary